FOR IMMEDIATE RELEASE
McCORMICK COMPLETES ACQUISITION OF WUHAN ASIA-PACIFIC CONDIMENTS CO. LTD.,     A LEADER OF BOUILLON IN CENTRAL CHINA

SPARKS, MD, MAY 31 - McCormick & Company, Incorporated (NYSE:MKC), a global leader in flavor, today completed the purchase of the assets of Wuhan Asia-Pacific Condiments Co. Ltd. WAPC manufactures and markets the well-known DaQiao and ChuShiLe brand bouillon products, which have a leading position in the central region of China. These products complement McCormick’s current portfolio of flavor products in China that include spices, seasoning blends and sauces. With its strong presence in central China, WAPC also complements McCormick’s presence in the coastal regions.
Annual sales of WAPC’s business are approximately RMB 750 million (approximately $122 million U.S. dollars). In the past five years, sales of WAPC have increased at a compound annual growth rate of approximately 25% and McCormick anticipates continued annual sales growth of at least 10%. The purchase price for this business was RMB 900 million ($147 million U.S. dollars), subject to normal purchase price adjustments. McCormick funded this acquisition with cash and debt.
McCormick expects the acquisition to increase earnings per share in 2014 and be fully accretive in 2015, once integration activity is completed. In 2013, the company expects to record $4 million of fees and other costs related to the completion of the transaction, as well as integration and financing costs. These costs are expected to more than offset operating income from the WAPC business and have a slightly dilutive impact on 2013 earnings per share. The company expects operating income margin from the business to be approximately 10%, when transaction, integration and financing costs are excluded.
McCormick’s growth strategy includes expansion in emerging markets where consumers have an increasing interest in flavors and branded food products. The company first entered China more than 20 years ago to supply products to industrial customers. This was followed by the successful launch of consumer products and today, McCormick is one of the leading brands of spices and seasonings. Across both the consumer and industrial business, the company operates profitably in China and has grown sales more than 50% in the past five years.
Forward-looking Information
Certain information contained in this release, including statements concerning expected performance such as those relating to net sales, earnings, cost savings, acquisitions and brand marketing support, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “believe” and “plan.” These statements may relate to: the expected results of operations of businesses acquired by us, the expected impact of raw material costs and our pricing actions on our results of operations and gross margins, the expected productivity and working capital improvements, expected trends in net sales and earnings performance and other financial measures, the expectations of pension and postretirement plan contributions, the holding period and market risks associated with financial instruments, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, our ability to issue additional debt or equity securities and our expectations regarding purchasing shares of our common stock under the existing authorizations.
These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by external factors such as damage to our reputation or brand name, business interruptions due to natural disasters or similar unexpected events, actions of competitors, customer relationships and financial condition, the ability to achieve expected cost savings and margin improvements, the successful acquisition and integration of new businesses, fluctuations in the cost and availability of raw and packaging materials, changes in regulatory requirements, and global economic conditions generally which would include the availability of financing, interest, inflation rates and investment return on retirement plan assets, as well as foreign currency fluctuations, risks associated with our information technology systems, the threat of data breaches or cyber attacks, and other risks described in the company’s filings with the Securities and Exchange Commission.
Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
About McCormick
McCormick & Company, Incorporated is a global leader in flavor. With $4 billion in annual sales, the company manufactures, markets and distributes spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retail outlets, food manufacturers and foodservice businesses.
Every day, no matter where or what you eat, you can enjoy food flavored by McCormick. McCormick Brings Passion to Flavor™.
To learn more please visit us at www.mccormickcorporation.com
# # #
For information contact:
Investor Relations:
Joyce Brooks (410) 771-7244 or joyce_brooks@mccormick.com
Corporate Communications:
Lori Robinson (410) 527-6004 or lori_robinson@mccormick.com